SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):February 15, 2001 (February 8, 2001)

COMMUNITY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-16461 (Commission File Number)	63-0868361 (I.R.S. Employer Identification Number)

MAIN STREET BLOUNTSVILLE, ALABAMA (Address of Principal Executive Offices)		35031 (Zip Code)

(205) 429-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

ITEM 4.   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

      On February 8, 2001 the Registrant engaged Dudley, Hopton-Jones, Sims & Freeman PLLP (“Dudley Hopton”) as the Registrant’s independent accountant. Dudley Hopton previously served as the Registrant’s independent accountant from 1989 to May 2000, including the year ended December 31, 1999. The Registrant had previously engaged KPMG LLP as its independent accountant for the year ended December 31, 2000 as reported in the Registrant’s current report on Form 8-K that was filed on May 16, 2000 and amended in a Form 8-K/A that was filed on May 30, 2000. KPMG LLP withdrew from the engagement in September 2000 as reported in the Registrant’s current report on Form 8-K that was filed on September 28, 2000 and amended in a Form 8-K/A that was filed on October 10, 2000.

      In November 2000, the Registrant engaged Dudley Hopton to review the Registrant’s interim financial statements included in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. On November 20, 2000, Dudley Hopton provided the Registrant with a written report on such review, which stated that, based on its review, Dudley Hopton was not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with generally accepted accounting principles. A copy of such written report is attached hereto as Exhibit 99. The Registrant did not consult with KPMG LLP regarding such review. The Registrant has requested that Dudley Hopton review the disclosure in this Report and has provided Dudley Hopton the opportunity to furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which Dudley Hopton does not agree with the statements made by the Registrant herein. The Registrant will file any such letter as an exhibit to this Report if and when it is received.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (c) The following exhibits are filed herewith:

Exhibit Number	Description

99	Report of Dudley, Hopton-Jones, Sims & Freeman PLLP dated November 20, 2000

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

By: /s/  Kennon R. Patterson, Sr.
      Kennon R. Patterson, Sr.
      Chairman, President and
      Chief Executive Officer

Date: February 15, 2001

EXHIBIT INDEX

Exhibit Number	Description

99	Report of Dudley, Hopton-Jones, Sims & Freeman PLLP dated November 20, 2000